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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 1999, in the Registration Statement (Form S-1) and related prospectus of Cybernet Internet Services International, Inc. for the registration of resales of the shares of common stock which may be issued as certain warrants are exercised.

                            [LOGO OF ERNST & YOUNG]


         /s/ Gerd Haberfehlner                   /s/ Edith Schmit
         ---------------------                   ----------------
         Gerd Haberfehlner                       Edith Schmit



Vienna, Austria
January 12, 2000